Exhibit 99.1

Codexis Reports First Quarter 2020 Financial Results

R&D revenue increased 26% to $9.6 million fueled by the Novartis and Takeda strategic collaborations

Withdraws 2020 financial guidance due to uncertainty of COVID-19 potential impact

Conference call begins at 4:30 pm Eastern time today

REDWOOD CITY, Calif. (May 7, 2020) - Codexis, Inc. (Nasdaq: CDXS), a leading protein engineering company, announces financial results for the three months ended March 31, 2020 and provides a business update.

“We are pleased to report strong financial results with $14.7 million in first quarter total revenues driven by a 26% year-over-year increase in R&D revenue. The quarter benefitted from significant contribution from our Novartis CodeEvolver® agreement announced a year ago and from our Takeda collaboration launched in March,” said Codexis President and CEO John Nicols. “We are especially excited about our new partnership with Takeda to support their development of novel gene therapies for rare diseases. This partnership showcases our CodeEvolver® platform technology’s unique ability to discover differentiated biotherapeutic candidates targeting lysosomal storage disorders as well as potentially other serious diseases. Takeda joins Nestlé Health Science by entering into a high-value, multi-program relationship with Codexis that further supports our Novel Biotherapeutics segment.

“As a company, we believe we are well positioned to manage through the COVID-19 pandemic given the strength of our multifaceted business model, our partnerships with world-class companies in the pharmaceutical, diagnostic, and food ingredient industries, the value-creation opportunities afforded by our CodeEvolver® protein engineering platform, and our strong balance sheet,” he added. “At present, we anticipate only limited impact from the pandemic on product sales this year, although a portion of our R&D revenues are being impacted due to shelter-in-place restrictions that were put in place in mid-March. Given the continuing uncertainty of the potential impact of the pandemic on our business and operations, we believe it is prudent to withdraw our 2020 financial guidance. The safety and wellbeing of our great team at Codexis is our top priority. Our team continues to innovate and is currently managing a limited start-up of R&D activities. We are prudently minimizing third-party and capital expenses until we are able to ramp up R&D operations and revenue generation following the lifting of shelter-in-place restrictions.”

First Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the first quarter of 2020 were $14.7 million, compared with $15.6 million for the first quarter of 2019. Product revenue was $5.1 million, compared with $8.0 million for the first quarter of 2019, with the decrease due to the timing of demand for various enzymes. Research and development (R&D) revenue for the first quarter of 2020 was $9.6 million, up 26% from $7.6 million for the prior-year period, with the increase primarily driven by revenues under the Novartis CodeEvolver® licensing agreement and license fees from the Takeda collaboration, partially offset by lower revenues from Nestlé Health Science due primarily to recognition of the option exercise payment in the prior year for CDX-6114, our biotherapeutic candidate for the potential treatment of PKU. R&D revenue for the first quarter of 2020 included $5.8 million from the Performance Enzymes segment and $3.8 million from the Novel Biotherapeutics segment. R&D revenue for the first quarter of 2019 included $2.1 million from the Performance Enzymes segment and $5.5 million from the Novel Biotherapeutics segment. R&D revenue in the first quarter of 2020 was reduced by approximately $0.6 million as completion of certain R&D services were deferred to future periods due to delays resulting from the COVID-19 pandemic.
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Gross margin on product revenue for the first quarter of 2020 was 50%, compared with 45% for the first quarter of 2019, due to product mix.

R&D expenses were $11.0 million for the first quarter of 2020, compared with $8.0 million for the first quarter of 2019, with the increase primarily due to higher outside services fees, higher salaries and personnel costs associated with higher headcount and higher allocation of occupancy-related costs. R&D expenses for the first quarter of 2020 included $5.7 million from the Performance Enzymes segment and $4.9 million from the Novel Biotherapeutics segment. R&D expenses for the first quarter of 2019 included $4.4 million from the Performance Enzymes segment and $3.3 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the first quarter of 2020 were $9.0 million, compared with $8.4 million for the first quarter of 2019, with the increase primarily due to an increase in costs associated with accounting fees, outside services, facilities and higher headcount, partially offset by lower allocable expenses. SG&A expenses for the first quarter of 2020 included $2.3 million from the Performance Enzymes segment, $0.6 million from the Novel Biotherapeutics segment and the remaining portion is included in $6.2 million in corporate overhead, depreciation and amortization. SG&A expenses for the first quarter of 2019 included $2.1 million from the Performance Enzymes segment, $0.5 million from Novel Biotherapeutics and the remaining portion is included in $5.9 million in corporate overhead, depreciation and amortization.

The net loss for the first quarter of 2020 was $7.7 million, or $0.13 per share, compared with a net loss for the first quarter of 2019 of $5.1 million, or $0.09 per share. Non-GAAP net loss for the first quarter of 2020 was $5.0 million, or $0.09 per share, compared with non-GAAP net loss for the first quarter of 2019 of $2.8 million, or $0.05 per share. A reconciliation of GAAP to non-GAAP measures is provided below.

Cash and cash equivalents as of March 31, 2020 were $87.3 million, compared with $90.5 million as of December 31, 2019.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net income or loss, non-GAAP net income or loss per share (basic and diluted), non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of property and equipment.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Impact of COVID-19 Pandemic

At present, we have experienced business disruptions as a result of the COVID-19 pandemic. Our headquarters in Redwood City, California are subject to local and state ordinances relating to sheltering in place for all non-essential businesses and activities. The vast majority of our employees, including our research and development staff, have been operating under a shelter-in-place ordinance since March 17, 2020, which has led to the temporary suspension of much of our research project work. Additionally, small scale manufacturing at our Redwood City pilot plant has been put on hold. Our larger volume manufacturing partners have remained operational to date, enabling continued production of critical materials for our customers, and our supply chain team has continued to ship products near or
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on schedule. We and our partners continue to strive to meet customers’ product supply needs, but our forward deliveries may be impacted as the global situation continues to develop. In addition, restrictions on the ability to travel and access to our customers, partners, suppliers or contract manufacturers, as well as temporary closures of our facilities or the facilities of our customers, partners, suppliers or contract manufacturers could negatively impact our sales and operating results. The impact of the COVID-19 outbreak on local economies and the global stock markets could also lead to delays in delivering our products and services to customers and collaboration partners and decreased demand for our products and services. The total impact of these disruptions could have a material impact on our financial results. Due to the uncertain scope and duration of the pandemic, and uncertain timing of global recovery and economic normalization, we cannot at this time estimate the future impact on our operations and financial results. As a result, we are withdrawing our full year 2020 financial guidance.

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 6668354. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 6668354 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding its collaborations with Novartis, Nestlé Health Science and Takeda, the possible impacts of the COVID-19 pandemic on Codexis’s operations and businesses and Codexis’ prospects for recovery from those impacts, Codexis’ expectations on future growth for its businesses, and Codexis’ expectations for 2020 revenues, including product revenues and R&D revenues, and Codexis’ expectations regarding demand for its products and services, and disruption to Codexis’ manufacturing and supply chain. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: the risk that the COVID-19 outbreak could lead to reduced demand for Codexis’ products and services, and disruption to Codexis’ manufacturing and supply chain, or cause diversion of management and other resources in responding to the COVID-19 outbreak; Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers; potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; Codexis’ ability to deploy its technology platform in new market spaces; Codexis’ dependence on key personnel; Codexis’ ability to compete may decline if it loses some of its intellectual property rights; third party claims that Codexis infringes third-party intellectual property rights; Codexis could face increased competition if third parties misappropriate Codexis biocatalysts; the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its biotherapeutic licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results
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inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; and risks associated with epidemic diseases or the perception of their effects. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2020, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com

Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2020	2019
Revenues:
Product revenue	$5,100	$7,988
Research and development revenue	9,570	7,595
Total revenues	14,670	15,583
Costs and operating expenses:
Cost of product revenue	2,541	4,391
Research and development	10,967	8,016
Selling, general and administrative	8,989	8,415
Total costs and operating expenses	22,497	20,822
Loss from operations	(7,827)	(5,239)
Interest income	266	231
Other expenses, net	(86)	(125)
Loss before income taxes	(7,647)	(5,133)
Provision for income taxes	5	3
Net loss	$(7,652)	$(5,136)

Net loss per share, basic and diluted	$(0.13)	$(0.09)

Weighted average common stock shares used in computing net loss per share, basic and diluted	58,888	54,170

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$87,327	$90,498
Restricted cash, current	627	661
Financial assets:
Accounts receivable	8,384	9,063
Contract assets	619	1,027
Unbilled receivables	13,949	10,099
Total Financial assets	22,952	20,189
Less: allowances	(34)	(34)
Total Financial assets, net	22,918	20,155
Inventories	701	371
Prepaid expenses and other current assets	2,989	2,520
Total current assets	114,562	114,205
Restricted cash	1,062	1,062
Right-of-use assets - Operating leases, net	23,199	23,837
Right-of-use assets - Finance leases, net	214	268
Property and equipment, net	6,647	6,282
Goodwill	3,241	3,241
Other non-current assets	547	178
Total assets	$149,472	$149,073

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,441	$2,621
Accrued compensation	3,124	5,003
Other accrued liabilities	8,923	6,540
Current portion of lease obligations - Operating leases	1,815	1,107
Current portion of lease obligations - Finance leases	9	60
Deferred revenue	5,970	57
Total current liabilities	22,282	15,388
Deferred revenue, net of current portion	2,566	1,987
Long-term lease obligations - Operating leases	24,319	24,951
Other long-term liabilities	1,239	1,230
Total liabilities	50,406	43,556

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	449,121	447,920
Accumulated deficit	(350,061)	(342,409)
Total stockholders' equity	99,066	105,517
Total liabilities and stockholders' equity	$149,472	$149,073
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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three months ended March 31, 2020			Three months ended March 31, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$5,100	$—	$5,100	$7,988	$—	$7,988
Research and development revenue	5,774	3,796	9,570	2,099	5,496	7,595
Total revenues	10,874	3,796	14,670	10,087	5,496	15,583
Costs and operating expenses:
Cost of product revenue	2,541	—	2,541	4,391	—	4,391
Research and development (1)	5,696	4,925	10,621	4,442	3,317	7,759
Selling, general and administrative(1)	2,345	591	2,936	2,101	517	2,618
Total segment costs and operating expenses	10,582	5,516	16,098	10,934	3,834	14,768
Income (loss) from operations	$292	$(1,720)	$(1,428)	$(847)	$1,662	$815
Corporate costs (2)			(5,727)			(5,575)
Depreciation and amortization			(492)			(373)
Loss before income taxes			$(7,647)			$(5,133)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,
	2020	2019

(i) Research and development expenses
Research and development expenses - GAAP	$10,967	$8,016
Non-GAAP adjustments:
Depreciation expense(a)	(321)	(231)
Stock-based compensation(b)	(424)	(388)
Research and development expenses - Non-GAAP	$10,222	$7,397

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$8,989	$8,415
Non-GAAP adjustments:
Depreciation expense(a)	(117)	(88)
Stock-based compensation(b)	(1,745)	(1,675)
Selling, general and administrative expenses - Non-GAAP	$7,127	$6,652

(iii) Net loss
Net loss - GAAP	$(7,652)	$(5,136)
Non-GAAP adjustments:
Depreciation expense(a)	438	319
Stock-based compensation(b)	2,169	2,063
Net loss - Non-GAAP	$(5,045)	$(2,754)

(iv) Net loss per share
Net loss per share - GAAP, basic and diluted	$(0.13)	$(0.09)
Adjustments to GAAP net loss per share (as detailed above)	0.04	0.04
Net loss per share - Non-GAAP, basic and diluted	$(0.09)	$(0.05)

Weighted average common shares used in computing GAAP and non-GAAP net loss per share, basic and diluted	58,888	54,170

These non-GAAP financial measures exclude the following items:
(a) Depreciation expense: We provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(b) Stock-based compensation expense: We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.
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